SUB ITEM 77C(3)

Loomis Sayles Funds II
Written Consent of Sole Shareholder


	CDC IXIS Asset Management Distributors, L.P., the sole shareholder of Classes A, B and C shares of each of the Loomis Sayles Growth Fund, Loomis Sayles International Equity Fund,
 Loomis Sayles Investment Grade Bond Fund and Loomis Sayles Research Fund (the Funds), each a series of Loomis Sayles Funds Trust II (the Trust), hereby consents to the following actions:

VOTED:	That the proposed terms of the Rule 12b1 Plans
for Classes A, B and C shares on behalf of the Funds in the form attached hereto, be, and the same hereby are, approved.

	IN WITNESS WHEREOF, the undersigned has duly executed this consent, and directs that the same shall be filed with the records of meetings of the shareholders of the Trust.


	CDC IXIS Asset Management Distributors, L.P.



	  By      s SCOTT E. WENNERHOLM
        Scott E. Wennerholm
	  Senior Vice President, Treasurer, Chief Financial
	  Officer and Chief Operating Officer

Dated: September 4, 2003


One share of each class was purchased.